EXHIBIT 99.1

Tilray Brands Delivers Record Fiscal 2026 Revenue and Adjusted EBITDA; Demonstrating the Strength of its Diversified Global Platform Across Cannabis, Beverage, Hospitality and Wellness

Record Fiscal Year Net Revenue of $915 Million, Record Gross Profit, Consistent Adjusted Gross Margin3 and Record Adjusted EBITDA5 Highlights the Strength of Tilray’s Scaled Businesses and Profitable Growth Strategy

International Medical Cannabis Revenue Increased 34% for the Fiscal Year, Reinforcing Tilray's Leadership Across Europe and Expanding Patient Access at Scale

BrewDog Acquisition Ignited the Global Expansion of Tilray’s Beverage Platform, Unlocking New Growth Through the Power of Brands, Hospitality and Consumer Experiences

Disciplined Capital Allocation Strengthens Balance Sheet with Approximately $235 Million in Cash, Restricted Cash and Marketable Securities1; Net Debt2 Reduced to $0.7 Million

Fiscal Year 2027 Guidance of Adjusted EBITDA5 of $68 Million to $75 Million, Reflecting Double-Digit Growth Driven by Continued Momentum

NEW YORK and LONDON and LEAMINGTON, Ontario, July 28, 2026 (GLOBE NEWSWIRE) -- Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a global lifestyle and consumer packaged goods company at the forefront of the cannabis, beverage, hospitality and wellness industries, today reported financial results for its fourth quarter and fiscal year ended May 31, 2026. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Irwin D. Simon, Chairman and Chief Executive Officer, Tilray Brands, stated: “Fiscal 2026 marks an important milestone in Tilray’s evolution. We didn’t just deliver record revenue, record gross profit and record adjusted EBITDA5, we demonstrated the strength of the diversified global platform we’ve been building for the last five years. Today, Tilray Brands is a fundamentally different company: a global business with leadership positions across medical and adult-use cannabis, beverage, hospitality and wellness. We have built multiple growth engines, strengthened our balance sheet, expanded our global reach and created the financial flexibility to invest where we see the greatest opportunities. That combination gives us the ability to create value regardless of market conditions or regulatory timelines.”

Mr. Simon continued, “As we enter Fiscal 2027, we expect over $1 billion in annual revenue, with a stronger company than ever before. Across Europe, we have built one of the industry’s most comprehensive medical cannabis and pharmaceutical distribution platforms. In beverages, BrewDog, our American craft beer portfolio and our Carlsberg partnership create a global platform with significant opportunities for growth. Across every part of Tilray Brands, we remain focused on disciplined execution, stronger profitability, cash flow generation and creating long-term shareholder value. The next chapter for Tilray will not be defined by one product, one market or one regulatory event. It will be defined by disciplined execution across a diversified global platform built to create enduring shareholder value. We believe the opportunity ahead for Tilray Brands is greater than ever before.”

Strategic Business Highlights

  European medical cannabis and pharmaceutical distribution infrastructure: International medical cannabis revenue increased 34% in fiscal 2026, demonstrating the strength of Tilray's end-to-end medical cannabis platform across cultivation, pharmaceutical distribution, clinical care and patient access. Through Tilray Medical, CC Pharma and Lyphe, the Company has established one of the most comprehensive and strategically positioned medical cannabis and pharmaceutical distribution infrastructures in Europe, creating a differentiated platform for long-term growth as regulated markets continue to expand. CC Pharma gross profit increased 57% in the fiscal fourth quarter, reflecting the operating leverage and value of Tilray's pharmaceutical distribution network.
  Global beverage transformation: Tilray accelerated its beverage strategy through the acquisition of BrewDog, creating a pro forma global beverage platform of approximately $500 million and adding one of the world's leading craft beer and hospitality brands. In just a few months of ownership, Tilray has stabilized the business, improved performance and positioned BrewDog for profitability, while leveraging its iconic pub network and experiential consumer platform to drive engagement through activations such as the £1 million Bar Tab campaign. Together with expanded U.K. and European reach and Tilray's exclusive U.S. partnership with Carlsberg, the Company is building a scaled global beverage powerhouse with significant opportunities for growth and value creation.
  Balance sheet and cash flow discipline: Tilray further strengthened its financial position in fiscal 2026, ending the year with approximately $235 million in cash, restricted cash and marketable securitiesˆ, reducing net debt² to $0.7 million, and improving positive cash flow from operations, excluding working capital, by 157% to approximately $18.2 million. These results reflect disciplined execution and provide the financial flexibility to invest in strategic growth opportunities and drive long-term shareholder value.

Financial Highlights – 2026 Fiscal Year
All comparisons made to the prior fiscal year

  Net revenue increased 11% to $915.5 million in fiscal 2026 compared to $821.3 million.
  Gross profit increased 8% to $260.4 million compared to $240.6 million.
  Gross margin was 28% for fiscal 2026 compared to 29%. Adjusted gross margin3 was 29% and remained unchanged.
  Cannabis net revenue increased 8% to $268.3 million in fiscal 2026 compared to $249.0 million.
    Cannabis gross profit increased 8% to $107.1 million in fiscal 2026 compared to $99.0 million.
    Cannabis gross margin was 40% in fiscal 2026 and was unchanged.
  Beverage net revenue increased 6% to $254.0 million in fiscal 2026 compared to $240.6 million.
    Beverage gross profit decreased 2% to $91.2 million in fiscal 2026 compared to $93.0 million.
    Beverage gross margin was 36% in fiscal 2026 compared to 39%.
  Distribution net revenue increased 21% to $327.2 million in fiscal 2026 compared to $271.2 million.
    Distribution gross profit increased 39% to $40.7 million in fiscal 2026 compared to $29.3 million.
    Distribution gross margin increased to 12% in fiscal 2026 compared to 11%.
  Wellness net revenue increased 9% to $65.9 million in fiscal 2026 compared to $60.5 million.
    Wellness gross profit increased 12% to $21.5 million in fiscal 2026 compared to $19.2 million.
    Wellness gross margin increased to 33% in fiscal 2026 compared to 32%.
  Driven predominantly by non-cash charges, net loss was $105.2 million in fiscal 2026 and net loss per share was $1.09. Adjusted net income4 increased almost 90% to $12.2 million, compared to adjusted net income4 of $6.5 million in the prior fiscal year. Adjusted net income per share4 or adjusted EPS was $0.11, compared to $0.07.
  Adjusted EBITDA5 was $61.1 million in fiscal 2026 compared to $55.0 million; eliminating the impact of approximately $2.3 million of fuel surcharges in the fourth quarter, adjusted EBITDA5 would have been $63.4 million.

Financial Highlights – 2026 Fiscal Fourth Quarter
All comparisons made to the prior year period

  Net revenue increased 25% to $281.7 million in the fourth quarter compared to $224.5 million.
  Gross profit increased 34% to $90.5 million in the fourth quarter compared to $67.6 million. Gross margin was 32% in the fourth quarter compared to 30%.
  Cannabis net revenue increased 5% to $71.5 million in the fourth quarter compared to $67.8 million.
    Cannabis gross profit increased 7% to $31.7 million in the fourth quarter compared to $29.6 million.
    Cannabis gross margin was 44% in the fourth quarter and was unchanged.
  Beverage net revenue was $105.6 million in the fourth quarter compared to $65.6 million.
    Beverage gross profit was $40.6 million in the fourth quarter compared to $25.0 million.
    Beverage gross margin was 38% in the fourth quarter and was unchanged.
  Distribution net revenue increased 15% to $85.0 million in the fourth quarter compared to $74.1 million.
    Distribution gross profit was $11.7 million in the fourth quarter compared to $7.4 million.
    Distribution gross margin was 14% in the fourth quarter compared to 10%.
  Wellness net revenue increased 16% to $19.7 million in the fourth quarter compared to $17.0 million.
    Wellness gross profit was $6.6 million in the fourth quarter compared to $5.6 million.
    Wellness gross margin was 33% in the fourth quarter and was unchanged.
  Driven predominantly by non-cash charges, net loss was $37.9 million in the fourth quarter and net loss per share was $0.43. Adjusted net income4 was $5.3 million in the fourth quarter and adjusted net income per share4  or adjusted EPS was $0.05.
  Adjusted EBITDA5 was $31.9 million in the fourth quarter compared to $27.6 million; eliminating the impact of approximately $2.3 million of fuel surcharges in the fourth quarter, adjusted EBITDA5  would have been $34.2 million.

U.S. Rescheduling Update: Following recent U.S. rescheduling developments, Tilray continues to evaluate multiple pathways to participation in an emerging federally compliant, science-driven medical cannabis market. Rescheduling represents an important federal policy milestone that may support expanded clinical research, greater product standardization, clearer quality and safety expectations, and the gradual development of a regulated medical cannabis framework in the United States. Meaningful regulatory uncertainty remains with ongoing legal challenges.

Tilray is approaching this opportunity with discipline, regulatory rigor and a medical-first strategy. Tilray has already developed a blueprint for a U.S. Tilray Medical platform that is focused on research, education, cannabinoid-based medicine development, patients and compliant medical cannabis access rather than adult-use retail. The strategy is designed to leverage Tilray Medical’s global foundation, including operations across more than 20 countries, pharmaceutical-grade cultivation, manufacturing capabilities, and quality management systems, complex regulatory expertise, clinical research experience, physician and pharmacy relationships, and patient access infrastructure. This foundation is supported by Tilray’s broader international medical cannabis platform, which has served hundreds of thousands of patients globally and includes more than 200 medical cannabis products across all of our markets.

Fiscal Year 2027 Guidance

For its fiscal year ending May 31, 2027, the Company expects to achieve adjusted EBITDA5 of $68 million to $75 million, representing double digit growth as compared to fiscal year 2026.

Management’s guidance for adjusted EBITDA5 is provided on a non-GAAP basis and excludes stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; impairments of intangible assets and goodwill; other than temporary change in fair value of convertible notes receivable; litigation costs; integration and restructuring costs; transaction-related costs; and other non-operating income (expenses) and non-recurring items that may be incurred during the Company’s fiscal year 2027, which the Company will continue to identify as it reports its future financial results.

The Company cannot reconcile its expected adjusted EBITDA5 to net income under “Fiscal Year 2027 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

______________________________
(1) Cash, restricted cash and Marketable Securities is a non-GAAP financial measure. See “Use of Non-GAAP Measures” below for additional discussion regarding these non-GAAP measures and for a reconciliation of such Non-GAAP Measures to our most comparable GAAP measure.
(2) Net (debt) cash is a non-GAAP financial measure. See “Use of Non-GAAP Measures” below for additional discussion regarding these non-GAAP measures and for a reconciliation of such Non-GAAP Measures to our most comparable GAAP measure.
(3) Adjusted gross margin is a non-GAAP financial measure. See “Use of Non-GAAP Measures” below for additional discussion regarding these non-GAAP measures and for a reconciliation of such Non-GAAP Measures to our most comparable GAAP measure.
(4) Adjusted net income (loss) and adjusted net income (loss) per share (adjusted EPS) are a non-GAAP financial measure. See “Use of Non-GAAP Measures” below for additional discussion regarding these non-GAAP measures and for a reconciliation of such Non-GAAP Measures to our most comparable GAAP measure.
(5) Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Measures” below for additional discussion regarding these non-GAAP measures and for a reconciliation of such Non-GAAP Measures to our most comparable GAAP measure.

Live Audio Webcast

Tilray Brands will host a webcast to discuss these results today at 4:30 PM Eastern Time. Investors may join the live webcast available on the Events & Presentations section of Tilray’s Investor Relations website. A replay will be available and archived on the Company’s website.

About Tilray Brands

Tilray Brands, Inc. (“Tilray”) (Nasdaq: TLRY; TSX: TLRY), is a leading global lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment, elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy and create memorable experiences. Tilray’s unprecedented platform supports over 40 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on how we are elevating lives through moments of connection, visit Tilray.com and follow @Tilray on all social platforms.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “position,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become a leading lifestyle consumer packaged goods company; the Company’s ability to become a leading beverage alcohol Company; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully achieve revenue growth, margin and profitability improvements, production and supply chain efficiencies, synergies and cost savings; the Company’s ability to achieve fiscal year 2027 financial guidance, including expected Adjusted EBITDA of $68 to $75 million and synergy optimizations; the Company’s expected revenue growth, sales volume, profitability, synergies and accretion related to any of its acquisitions; expected opportunities in the U.S., including upon U.S. federal cannabis legalization or rescheduling and the Company’s ability to leverage its platform in connection therewith; the Company’s ability to successfully leverage artificial intelligence strategies; the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives; and the Company’s ability to commercialize new and innovative products.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including Adjusted gross margin (consolidated and for each of our reporting segments), Adjusted gross profit (consolidated and for each of our reporting segments), Adjusted EBITDA, Adjusted cash operating income (loss), Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, adjusted free cash flow, constant currency presentations of revenue, cash, restricted cash and marketable securities, and net (debt) cash. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, nor should adjusted net income (loss) per share be used as a measure of liquidity. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments of intangible assets and goodwill, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. A reconciliation of prior year revenue to constant currency revenue the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

Adjusted EBITDA is calculated as net income (loss) before income tax expense (recovery), net; interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; impairment of intangibles assets and goodwill; other than temporary change in fair value of convertible notes receivable; loss (gain) on sale of capital assets - non-operating facility; purchase price accounting step-up; project 420 optimization costs; litigation costs; restructuring costs, and transaction (income) costs, net. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

Adjusted cash operating income (loss) is calculated as operating loss, less; amortization; stock-based compensation; change in fair value of contingent consideration impairment of intangibles assets and goodwill; and other than temporary change in fair value of convertible notes receivable. A reconciliation of adjusted cash operating income (loss) to operating loss, the most directly comparable GAAP measure, has been included below in this press release. Adjusted cash operating income (loss) is not calculated in accordance with GAAP and should not be considered an alternative for GAAP operating income or as a measure of liquidity.

Adjusted net income (loss) is calculated as net loss attributable to stockholders of Tilray Brands, Inc., less; non-operating income (expense), net; amortization; deferred income tax expense (benefits), net; stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; project 420 optimization costs; impairment of intangibles assets and goodwill; other than temporary change in fair value of convertible notes receivable; litigation costs; restructuring costs and transaction (income) costs, net. A reconciliation of Adjusted net income (loss) to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release.

Adjusted net income (loss) per share (or adjusted EPS) is calculated as adjusted net income (loss) divided by weighted average number of common shares outstanding. A reconciliation of Adjusted net income (loss) per share to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release. Adjusted net income (loss) per share is not calculated in accordance with GAAP and should not be considered an alternative for GAAP net income (loss) per share or as a measure of liquidity.

Adjusted gross profit (consolidated and for each of our reporting segments), is calculated as gross profit adjusted to exclude the impact of purchase price accounting valuation step-up. A reconciliation of Adjusted gross profit, excluding purchase price accounting valuation step-up, to gross profit, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted gross margin (consolidated and for each of our reporting segments), excluding purchase price accounting valuation step-up, is calculated as revenue less cost of sales adjusted to add back amortization of inventory step-up, divided by revenue. A reconciliation of Adjusted gross margin, excluding purchase price accounting valuation step-up, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

Free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net, and the exclusion of growth CAPEX from investments in capital and intangible assets, net, which excludes the amount of capital expenditures that are considered to be associated with growth of future operations rather than to maintain the existing operations of the Company, and excludes cash paid for litigation settlements. A reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

Cash, restricted cash and marketable securities are comprised of two GAAP measures, cash and cash equivalents and restricted cash added to marketable securities. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its short-term liquidity position by combing these two GAAP metrics.

Net (debt) cash is comprised of GAAP measures and reduces bank indebtedness, current and non-current portions of long-term debt, the principal balance of convertible debt by cash and cash equivalents and marketable securities. The Company believes this metric provides useful information to management, analysts, and investors regarding its liquidity and the Company’s ability to repay all of its debt.

Contacts:
Investor Relations
investors@tilray.com
Pro-TLRY@prosek.com

Media
news@tilray.com

Consolidated Statements of Financial Position
	May 31,	May 31,
(in thousands of US dollars)	2026	2025
Assets
Current assets
Cash and cash equivalents	$225,977	$221,666
Restricted cash	3,365	—
Marketable securities	5,289	34,697
Accounts receivable, net	189,170	121,489
Inventory	301,192	270,882
Prepaids and other current assets	64,692	34,092
Assets held for sale	2,449	5,800
Total current assets	792,134	688,626
Capital assets	680,225	568,433
Operating lease, right-of-use assets	42,318	22,279
Digital assets	674	—
Intangible assets	42,779	21,423
Goodwill	752,350	752,350
Long-term investments	6,551	10,132
Other assets	10,981	11,084
Total assets	$2,328,012	$2,074,327
Liabilities
Current liabilities
Bank indebtedness	$8,775	$7,181
Accounts payable and accrued liabilities	318,088	235,322
Contingent consideration	—	15,000
Warrant liability	—	1,092
Current portion of lease liabilities	13,357	6,941
Current portion of long-term debt	18,160	14,767
Total current liabilities	358,380	280,303
Long - term liabilities
Lease liabilities	158,155	64,925
Long-term debt	120,425	148,493
Convertible debentures payable	79,529	86,428
Deferred tax liabilities, net	12,256	3,748
Other liabilities	4,400	855
Total liabilities	733,145	584,752
Stockholders' equity
Common stock ($0.0001 par value; 1,416,000,000 common shares authorized;131,683,075 and 106,067,875 common shares issued and outstanding, respectively)(1)	132	106
Treasury Stock (589,217 and 200,422 treasury shares issued and outstanding, respectively)(1)	—	—
Preferred shares ($0.0001 par value; 10,000,000 preferred shares authorized; nil and nil preferred shares issued and outstanding, respectively)	—	—
Additional paid-in capital	6,627,056	6,401,657
Accumulated other comprehensive loss	(44,233)	(43,063)
Accumulated deficit	(4,968,623)	(4,847,226)
Total Tilray Brands, Inc. stockholders' equity	1,614,332	1,511,474
Non-controlling interests	(19,465)	(21,899)
Total stockholders' equity	1,594,867	1,489,575
Total liabilities and stockholders' equity	$2,328,012	$2,074,327

(1) - Current and prior year share amounts have been retrospectively adjusted to reflect the Reverse Stock Split, which became effective on December 2, 2025.

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)

	For the three months				For the twelve months
	ended May 31,		Change	% Change	ended May 31,		Change	% Change
(in thousands of U.S. dollars, except for per share data)	2026	2025	2026 vs. 2025		2026	2025	2026 vs. 2025
Net revenue	$281,714	$224,535	$57,179	25%	$915,454	$821,309	$94,145	11%
Cost of goods sold	191,193	156,902	34,291	22%	655,013	580,739	74,274	13%
Gross profit	90,521	67,633	22,888	34%	260,441	240,570	19,871	8%
Operating expenses:
General and administrative	61,173	37,968	23,205	61%	203,629	167,324	36,305	22%
Selling	14,007	14,282	(275)	(2)%	49,328	56,039	(6,711)	(12)%
Amortization	6,192	20,703	(14,511)	(70)%	19,585	88,616	(69,031)	(78)%
Marketing and promotion	13,462	8,969	4,493	50%	42,290	37,048	5,242	14%
Research and development	180	34	146	429%	361	284	77	27%
Change in fair value of contingent consideration	—	—	—	NM	(15,000)	—	(15,000)	NM
Impairment of intangible assets and goodwill	—	1,396,904	(1,396,904)	(100)%	—	2,096,139	(2,096,139)	(100)%
Other than temporary change in fair value of convertible notes receivable	—	1,661	(1,661)	(100)%	—	21,661	(21,661)	(100)%
Litigation costs, net of recoveries	1,405	12,093	(10,688)	(88)%	3,902	17,347	(13,445)	(78)%
Restructuring costs	7,192	17,034	(9,842)	(58)%	13,113	34,283	(21,170)	(62)%
Transaction costs (income), net	3,364	1,971	1,393	71%	6,260	4,534	1,726	38%
Total operating expenses	106,975	1,511,619	(1,404,644)	(93)%	323,468	2,523,275	(2,199,807)	(87)%
Operating loss	(16,454)	(1,443,986)	1,427,532	(99)%	(63,027)	(2,282,705)	2,219,678	(97)%
Interest expense, net	(6,628)	(3,966)	(2,662)	67%	(23,663)	(29,952)	6,289	(21)%
Non-operating income (expense), net	(984)	54,915	(55,899)	(102)%	(1,370)	10,284	(11,654)	(113)%
Loss before income taxes	(24,066)	(1,393,037)	1,368,971	(98)%	(88,060)	(2,302,373)	2,214,313	(96)%
Income tax expense (recovery), net	13,863	(125,142)	139,005	(111)%	17,098	(121,017)	138,115	(114)%
Net loss	$(37,929)	$(1,267,895)	$1,229,966	(97)%	$(105,158)	$(2,181,356)	2,076,198	(95)%
Total net income (loss) attributable to:
Stockholders of Tilray Brands, Inc.	(49,572)	(1,272,795)	1,223,223	(96)%	(121,397)	(2,186,738)	2,065,341	(94)%
Non-controlling interests	11,643	4,900	6,743	138%	16,239	5,382	10,857	202%
Other comprehensive gain (loss), net of tax
Foreign currency translation gain (loss)	618	10,625	(10,007)	(94)%	207	430	(223)	(52)%
Comprehensive loss	$(37,311)	$(1,257,270)	$1,219,959	(97)%	$(104,951)	$(2,180,926)	$2,075,975	(95)%
Total comprehensive income (loss) attributable to:
Stockholders of Tilray Brands, Inc.	(49,607)	(1,262,923)	1,213,316	(96)%	(122,567)	(2,186,302)	2,063,735	(94)%
Non-controlling interests	12,296	5,653	6,643	118%	17,616	5,376	12,240	228%
Weighted average number of common shares - basic(1)	115,511,367	97,795,989	17,715,378	18%	111,832,375	89,032,602	22,799,773	26%
Weighted average number of common shares - diluted(1)	115,511,367	97,795,989	17,715,378	18%	111,832,375	89,032,602	22,799,773	26%
Net loss per share - basic(1)	$(0.43)	$(13.01)	$12.58	(97)%	$(1.09)	$(24.56)	$23.47	(96)%
Net loss per share - diluted(1)	$(0.43)	$(13.01)	$12.58	(97)%	$(1.09)	$(24.56)	$23.47	(96)%

(1) - Current and prior year share amounts have been retrospectively adjusted to reflect the Reverse Stock Split, which became effective on December 2, 2025.

Condensed Consolidated Statements of Cash Flows

	For the twelve months
	Ended May 31,		Change	% Change
(in thousands of US dollars)	2026	2025	2026 vs. 2025
Cash provided by (used in) operating activities:
Net loss	$(105,158)	$(2,181,356)	$2,076,198	(95)%
Adjustments for:
Income tax expense (recovery), net	17,098	(121,017)	138,115	(114)%
Unrealized foreign exchange (gain) loss	(9,543)	(18,218)	8,675	(48)%
Amortization	67,601	133,490	(65,889)	(49)%
Loss (gain) on sale of capital assets	(509)	928	(1,437)	(155)%
Accretion of convertible debt discount	7,914	10,863	(2,949)	(27)%
Impairments	—	2,096,139	(2,096,139)	(100)%
Other than temporary change in fair value of convertible notes receivable	—	21,661	(21,661)	(100)%
Unrealized loss on digital assets	326	—	326	NM
Other non-cash items	1,518	(2,203)	3,721	(169)%
Stock-based compensation	45,940	24,289	21,651	89%
Loss on long-term investments	4,533	5,550	(1,017)	(18)%
Loss (gain) on derivative instruments	3,495	(2,161)	5,656	(262)%
Change in fair value of contingent consideration	(15,000)	—	(15,000)	NM
Change in non-cash working capital:
Accounts receivable	(66,423)	(17,801)	(48,622)	273%
Prepaids and other current assets	(26,898)	(8,264)	(18,634)	225%
Inventory	(13,439)	(13,561)	122	(1)%
Accounts payable and accrued liabilities	19,401	(22,938)	42,339	(185)%
Net cash used in operating activities	(69,144)	(94,599)	25,455	(27)%
Cash provided by (used in) investing activities:
Investment in capital and intangible assets	(32,987)	(32,917)	(70)	0%
Proceeds from disposal of capital and intangible assets	3,507	6,824	(3,317)	(49)%
Investment in digital assets	(1,000)	—	(1,000)	NM
Sale (purchase) of marketable securities, net	29,408	(2,515)	31,923	(1269)%
Investment in long-term investments	(3,595)	—	(3,595)	NM
Proceeds from long-term investments	2,566	—	2,566	NM
Business acquisitions, net of cash acquired	(53,699)	(18,110)	(35,589)	197%
Net cash provided by (used in) investing activities	(55,800)	(46,718)	(9,082)	19%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	157,974	161,188	(3,214)	(2)%
Cash paid in lieu of fractional shares	(159)	—	(159)	NM
Proceeds from warrants	2,367	—	2,367	NM
Proceeds from long-term debt	—	3,450	(3,450)	(100)%
Repayment of long-term debt	(25,353)	(15,506)	(9,847)	64%
Repayment of convertible debt	—	(330)	330	(100)%
Repayment of lease liabilities	(5,429)	(2,900)	(2,529)	87%
Net increase (decrease) in bank indebtedness	1,594	(10,852)	12,446	(115)%
Dividend paid to NCI	—	(1,544)	1,544	(100)%
Net cash provided by (used in) financing activities	130,994	133,506	(2,512)	(2)%
Effect of foreign exchange on cash and cash equivalents	1,626	1,137	489	43%
Net decrease in cash and cash equivalents	7,676	(6,674)	14,350	(215)%
Cash and cash equivalents, beginning of year	221,666	228,340	(6,674)	(3)%
Cash and cash equivalents, end of year	$229,342	$221,666	$7,676	3%

Net Revenue by Operating Segment

	For the three months ended		For the three months ended		For the year ended		For the year ended
(In thousands of U.S. dollars)	May 31, 2026	% of Total Revenue	May 31, 2025	% of Total Revenue	May 31, 2026	% of Total Revenue	May 31, 2025	% of Total Revenue
Beverage business	$105,596	38%	$65,621	29%	$253,976	28%	$240,595	29%
Cannabis business	71,471	25%	67,826	30%	268,342	29%	249,001	30%
Distribution business	84,958	30%	74,053	33%	327,244	36%	271,228	33%
Wellness business	19,689	7%	17,035	8%	65,892	7%	60,485	8%
Total net revenue	$281,714	100%	$224,535	100%	$915,454	100%	$821,309	100%

Net Revenue by Operating Segment in Constant Currency

	For the three months ended		For the three months ended		For the year ended		For the year ended
	May 31, 2026		May 31, 2025		May 31, 2026		May 31, 2025
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Beverage business	$104,513	38%	$65,621	29%	$252,893	29%	$240,595	29%
Cannabis business	68,981	25%	67,826	30%	260,773	30%	249,001	30%
Distribution business	81,092	30%	74,053	33%	304,728	34%	271,228	33%
Wellness business	19,444	7%	17,035	8%	65,510	7%	60,485	8%
Total net revenue	$274,030	100%	$224,535	100%	$883,904	100%	$821,309	100%

Net Cannabis Revenue by Market Channel

	For the three months ended		For the three months ended		For the year ended		For the year ended
(In thousands of U.S. dollars)	May 31, 2026	% of Total Revenue	May 31, 2025	% of Total Revenue	May 31, 2026	% of Total Revenue	May 31, 2025	% of Total Revenue
Revenue from Canadian medical cannabis	$5,367	8%	$6,225	9%	$23,726	9%	$24,998	10%
Revenue from Canadian adult-use cannabis	57,267	80%	58,421	86%	236,352	87%	224,048	91%
Revenue from wholesale cannabis	652	1%	2,214	3%	7,318	3%	18,207	7%
Revenue from international cannabis	27,242	38%	22,365	33%	84,910	32%	63,356	25%
Less excise taxes	(19,057)	(27)%	(21,399)	(31)%	(83,964)	(31)%	(81,608)	(33)%
Total	$71,471	100%	$67,826	100%	$268,342	100%	$249,001	100%

Net Cannabis Revenue by Market Channel in Constant Currency

	For the three months ended		For the three months ended		For the year ended		For the year ended
	May 31, 2026		May 31, 2025		May 31, 2026		May 31, 2025
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis	$5,245	8%	$5,600	9%	$23,505	9%	$24,998	10%
Revenue from Canadian adult-use cannabis	55,959	81%	53,081	87%	234,365	90%	224,048	91%
Revenue from wholesale cannabis	637	1%	1,682	3%	7,295	3%	18,207	7%
Revenue from international cannabis	25,762	37%	21,945	36%	78,899	30%	63,356	25%
Less excise taxes	(18,622)	(27)%	(21,399)	(35)%	(83,291)	(32)%	(81,608)	(33)%
Total	$68,981	100%	$60,909	100%	$260,773	100%	$249,001	100%

Other Financial Information: Gross Margin and Adjusted Gross Margin

	For the three months ended May 31, 2026
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$105,596	$71,471	$84,958	$19,689	$281,714
Cost of goods sold	65,002	39,759	73,296	13,136	191,193
Gross profit	40,594	31,712	11,662	6,553	90,521
Gross margin	38%	44%	14%	33%	32%
Adjustments:
Purchase price accounting step-up	2,150	—	—	—	2,150
Adjusted gross profit	42,744	31,712	11,662	6,553	92,671
Adjusted gross margin	40%	44%	14%	33%	33%

	For the three months ended May 31, 2025
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$65,621	$67,826	$74,053	$17,035	$224,535
Cost of goods sold	40,630	38,201	66,615	11,456	156,902
Gross profit	24,991	29,625	7,438	5,579	67,633
Gross margin	38%	44%	10%	33%	30%

	For the twelve months ended May 31, 2026
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$253,976	$268,342	$327,244	$65,892	$915,454
Cost of goods sold	162,743	161,256	286,589	44,425	655,013
Gross profit	91,233	107,086	40,655	21,467	260,441
Gross margin	36%	40%	12%	33%	28%
Adjustments:
Purchase price accounting step-up	2,150	—	—	—	2,150
Adjusted gross profit	93,383	107,086	40,655	21,467	262,591
Adjusted gross margin	37%	40%	12%	33%	29%

	For the twelve months ended May 31, 2025
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$240,595	$249,001	$271,228	$60,485	$821,309
Cost of goods sold	147,591	150,005	241,896	41,247	580,739
Gross profit	93,004	98,996	29,332	19,238	240,570
Gross margin	39%	40%	11%	32%	29%
Adjustments:
Purchase price accounting step-up	1,610	—	—	—	1,610
Adjusted gross profit	94,614	98,996	29,332	19,238	242,180
Adjusted gross margin	39%	40%	11%	32%	29%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization

	For the three months ended May 31,		Change	% Change	For the year ended May 31,		Change	% Change
(In thousands of U.S. dollars)	2026	2025	2026 vs. 2025		2026	2025	2026 vs. 2025
Net income (loss)	$(37,929)	$(1,267,895)	$1,229,966	(97)%	$(105,158)	$(2,181,356)	$2,076,198	(95)%
Income tax (recovery) expense	13,863	(125,142)	139,005	(111)%	17,098	(121,017)	138,115	(114)%
Interest expense, net	6,628	3,966	2,662	67%	23,663	29,952	(6,289)	(21)%
Non-operating income (expense), net	984	(54,915)	55,899	(102)%	1,370	(10,284)	11,654	(113)%
Amortization	19,341	34,080	(14,739)	(43)%	67,601	133,490	(65,889)	(49)%
Stock-based compensation	14,880	6,100	8,780	144%	45,940	24,289	21,651	89%
Change in fair value of contingent consideration	—	—	—	NM	(15,000)	—	(15,000)	NM
Impairment of intangible assets and goodwill	—	1,396,904	(1,396,904)	(100)%	—	2,096,139	(2,096,139)	(100)%
Other than temporary change in fair value of convertible notes receivable	—	1,661	(1,661)	(100)%	—	21,661	(21,661)	(100)%
Project 420 business optimization	—	—	—	NM	200	2,600	(2,400)	(92)%
Loss (gain) on sale of capital assets - non-operating facility	—	1,787	(1,787)	(100)%	—	1,787	(1,787)	(100)%
Purchase price accounting step-up	2,150	—	2,150	NM	2,150	1,610	540	34%
Litigation costs, net of recoveries	1,405	12,093	(10,688)	(88)%	3,902	17,347	(13,445)	(78)%
Restructuring costs	7,192	17,034	(9,842)	(58)%	13,113	34,283	(21,170)	(62)%
Transaction costs (income), net	3,364	1,971	1,393	71%	6,260	4,534	1,726	38%
Adjusted EBITDA	$31,878	$27,644	$4,234	15%	$61,139	$55,035	$6,104	11%

	For the three months ended May 31,		Change	% Change	For the year ended May 31,		Change	% Change
(In thousands of U.S. dollars)	2026	2025	2026 vs. 2025		2026	2025	2026 vs. 2025
Net loss attributable to stockholders of Tilray Brands, Inc.	$(49,572)	$(1,272,795)	$1,223,223	(96)%	$(121,397)	$(2,186,738)	$2,065,341	(94)%
Non-operating income (expense), net	984	(54,915)	55,899	(102)%	1,370	(10,284)	11,654	(113)%
Amortization	19,341	34,080	(14,739)	(43)%	67,601	133,490	(65,889)	(49)%
Deferred income tax expense (benefits), net	5,584	(128,197)	133,781	(104)%	8,015	(125,511)	133,526	(106)%
Stock-based compensation	14,880	6,100	8,780	144%	45,940	24,289	21,651	89%
Change in fair value of contingent consideration	—	—	—	NM	(15,000)	—	(15,000)	NM
Impairment of intangible assets and goodwill	—	1,396,904	(1,396,904)	(100)%	—	2,096,139	(2,096,139)	(100)%
Other than temporary change in fair value of convertible notes receivable, attributable to stockholders of Tilray Brands, Inc.	—	1,129	(1,129)	(100)%	—	14,729	(14,729)	(100)%
Project 420 business optimization	—	—	—	NM	200	2,600	(2,400)	(92)%
Purchase price accounting step-up	2,150	—	2,150	NM	2,150	1,610	540	34%
Litigation costs, net of recoveries	1,405	12,093	(10,688)	(88)%	3,902	17,347	(13,445)	(78)%
Restructuring costs	7,192	17,034	(9,842)	(58)%	13,113	34,283	(21,170)	(62)%
Transaction costs (income), net	3,364	1,971	1,393	71%	6,260	4,534	1,726	38%
Adjusted net income (loss)	$5,328	$13,404	$(8,076)	(60)%	$12,154	$6,488	$5,666	87%
Adjusted net income (loss) per share - basic(1)	$0.05	$0.14	$(0.09)	(64)%	$0.11	$0.07	$0.04	57%

(1) - Current and prior year share amounts have been retrospectively adjusted to reflect the Reverse Stock Split, which became effective on December 2, 2025.

Other Financial Information: Free Cash Flow

	For the three months ended May 31,		Change	% Change	For the year ended May 31,		Change	% Change
(In thousands of U.S. dollars)	2026	2025	2026 vs. 2025		2026	2025	2026 vs. 2025
Net cash provided by (used in) operating activities	$(37,324)	$(12,807)	$(24,517)	191%	$(69,144)	$(94,599)	$25,455	(27)%
Less: investments in capital and intangible assets, net	(8,440)	(340)	(8,100)	2382%	(29,480)	(26,093)	(3,387)	13%
Free cash flow	$(45,764)	$(13,147)	$(32,617)	248%	$(98,624)	$(120,692)	$22,068	(18)%
Add: growth CAPEX	2,366	219	2,147	980%	9,779	6,537	3,242	50%
Add: cash paid for litigation settlements	—	—	—	NM	2,804	—	2,804	NM
Adjusted free cash flow	$(43,398)	$(12,928)	$(30,470)	236%	$(86,041)	$(114,155)	$28,114	(25)%

Other Financial Information: Key Operating Metrics

	For the three months ended, May 31,		For the year ended May 31,
(in thousands of U.S. dollars)	2026	2025	2026	2025
Net beverage revenue	$105,596	$65,621	$253,976	$240,595
Net cannabis revenue	71,471	67,826	268,342	249,001
Distribution revenue	84,958	74,053	327,244	271,228
Wellness revenue	19,689	17,035	65,892	60,485
Beverage costs	65,002	40,630	162,743	147,591
Cannabis costs	39,759	38,201	161,256	150,005
Distribution costs	73,296	66,615	286,589	241,896
Wellness costs	13,136	11,456	44,425	41,247
Adjusted gross profit (excluding PPA step-up)	92,671	67,633	262,591	242,180
Beverage adjusted gross margin (excluding PPA step-up)	40%	38%	37%	39%
Cannabis adjusted gross margin (excluding PPA step-up)	44%	44%	40%	40%
Distribution gross margin	14%	10%	12%	11%
Wellness gross margin	33%	33%	33%	32%
Adjusted EBITDA	31,878	27,644	61,139	55,035
Cash, restricted cash and marketable securities as at the year ended:	234,631	256,363	234,631	256,363
Working capital as at the year ended:	433,754	408,323	433,754	408,323

Other Financial Information: Adjusted cash operating income (loss)

	For the three months ended May 31,		Change	% Change	For the year ended May 31,		Change	% Change
	2026	2025	2026 vs. 2025		2026	2025	2026 vs. 2025
Operating loss	$(16,454)	$(1,443,986)	$1,427,532	(99)%	$(63,027)	$(2,282,705)	$2,219,678	(97)%
Change in fair value of contingent consideration	—	—	—	NM	(15,000)	—	(15,000)	NM
Impairments	—	1,396,904	(1,396,904)	(100)%	—	2,096,139	(2,096,139)	(100)%
Other than temporary change in fair value of convertible notes receivable, attributable to stockholders of Tilray Brands, Inc.	—	1,661	(1,661)	(100)%	—	21,661	(21,661)	(100)%
Amortization	19,341	34,080	(14,739)	(43)%	67,601	133,490	(65,889)	(49)%
Stock-based compensation	14,880	6,100	8,780	144%	45,940	24,289	21,651	89%
Adjusted cash operating income (loss)	$17,767	$(5,241)	$23,008	(439)%	$35,514	$(7,126)	$42,640	(598)%